MICEL CORP.

445 CENTRAL AVENUE

CEDARHURST, NEW YORK 11516

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, NOVEMBER 28, 2000

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Micel Corp. (the "Company") will be held at the offices of Ellenoff Grossman Schole & Cyruli, LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10017, on Tuesday, November 28, 2000 at 10:00 A.M. (E.S.T.), to consider the following proposals:

1. To elect three directors, each to serve for a term of one year or until their respective successors are elected and qualify;

2. To consider and act upon a proposal to approve the 2000 Stock Option Plan, approved by the Board of Directors;

3. To ratify the appointment of Kost Forer & Gabbay, a member of Ernst & Young International, as independent auditors of the Company; and

4. To transact such other business as may properly come before the meeting.

Shareholders of record on the books of the Company at the close of business on October 16, 2000 will be entitled to vote at the meeting or any adjournment thereof. A copy of the annual report containing the financial statements of the Company for the fiscal year ended September 30, 1999 is enclosed.

All Shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and promptly return the enclosed proxy. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

Dated: New York, New York

October _____, 2000

By Order of the Board of Directors

David Selengut, Secretary

MICEL CORP.

445 CENTRAL AVENUE

CEDARHURST, NEW YORK 11516

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Micel Corp. (the "Company") of proxies in the enclosed form for the Annual Meeting of Shareholders to be held at the offices of Ellenoff Grossman Schole & Cyruli, LLP, 370 Lexington Avenue, 19th Floor, New York, New York 10017 on Tuesday, November 28, 2000 at 10:00 A.M. (E.S.T.), and for any adjournment(s) thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

Any shareholder giving such a proxy has the power to revoke the same at any time before it is voted by giving written notice to the Secretary of the Company or by providing him with a later-dated proxy. Attendance at the meeting shall not have the effect of revoking a proxy unless the Shareholder so attending shall, in writing, so notify the Secretary of the meeting at any time prior to the voting of the proxy.

The principal executive offices of the Company are located at 445 Central Avenue, Cedarhurst, New York 11516, telephone number (516) 569-0606. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's shareholders is October 27, 2000.

VOTING SECURITIES

Holders of shares of Common Stock, par value $.01 per share (the "Shares"), of record as of the close of business on October 16, 2000, are entitled to vote at the meeting. On the record date, there were issued and outstanding 6,289,880 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the aggregate of the outstanding shares of Common Stock voting as a group shall constitute a quorum.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 30, 2000, certain information as to the stock ownership of each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, by each director of the Company who owns any shares of the Company's Common Stock and by all officers and directors as a group:

Percentage of class as of september 30,2000	Amount and nature of beneficial ownership (1)	Name of beneficial owner
7.4%	460,600	Bonnie Septimus (2) 72 Lord Avenue Lawrence, New York
8.6%	556,281	Barry Septimus (3) 72 Lord Avenue Lawrence, New York
3.0%	192,625	Heather Sebastian (4)
4.0%	256,000	Barry Braunstein (5)
1.6%	100,000	Ron Levy (6)
5.2%	340,718	Tuvia Barak (7)
8.5%	548,625	All officers and directors as a group (8) (4 persons)

_____________

(1) Except as otherwise indicated, all Shares are beneficially owned, and sole voting and investment power is held by the persons named.

(2) This includes 6,000 Shares owned by certain of her children but does not include Shares listed below owned by her husband, Barry Septimus, Shares held in trust for her children where she is not the trustee or Shares owned by her independent children.

(3) Does not include Shares owned by Mr. Septimus' children or his wife, Bonnie Septimus, listed above. Includes 110,000 Shares issuable upon exercise of options owned by Quest Enterprises, Inc., which is 50% owned by Mr. Septimus and 30,718 Shares issuable upon exercise of a warrant.

(4) Includes 33,000 Shares issuable upon exercise of stock options.

(5) Includes 33,000 Shares issuable upon exercise of stock options and Shares which have been purchased by Mr. Braunstein and his family in private placements.

(6) Consists of Shares issuable upon exercise of stock options.

(7) Includes 198,000 Shares issuable upon exercise of options owned by companies in which Mr. Barak is a principal and 30,718 Shares issuable upon exercise of a warrant.

(8) Includes options and warrants described in footnotes (4), (5) and (6) above.

PROPOSAL 1

ELECTION OF DIRECTORS

At the meeting, three Directors will be elected by the shareholders to serve until the next annual meeting of the shareholders or until their successors are elected and shall qualify. The accompanying form of proxy will be voted for the election of the three persons named below as Directors, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

The following is information about each nominee:

Barry Braunstein (41) has been a Director of the Company since April 1994. From June 1983 to the present, he has been the administrator of Laconia Nursing Home in Bronx, New York. Mr. Braunstein received his B.A. Degree from Adelphia University in 1985.

Heather Sebastian (formerly Loren) (32) has been a Director of the Company since August 1995. From September 1994 until the present, Ms. Sebastian has been a management consultant with the firm of Pricewaterhouse Coopers, LLP. From December 1991 until August 1992, she was in geriatric research at Hadasa Hospital in Jerusalem. From June 1989 until December 1991 she held various managerial positions at the Bridgeport Healthcare Center and White Plains Nursing Home. She received her Masters degree in Management from Northwestern University in 1994 and a B.A. degree from Columbia University.

Ron Levy (52) has been President and Director of the Company since October 1, 1996. Prior to that time he was a consultant to Microkim Ltd., the Company=s wholly owned subsidiary. From October 1992 to November 1995 he was President and Chief Executive Officer at EUROM FlashWare Solutions Ltd., and from September 1990 to September 1992 he was Project Manager at SanDisk Corporation in Santa Clara, CA. From September 1982 until September 1990 he was a manager of Tadiran Communication Micro Electronic Center. Mr. Levy received his B.S. degree in Electrical Engineering and Computer Science from the University of California in Berkeley.

The Board of Directors held two meetings in the fiscal yearended September 30, 2000. The Company does not have a standing audit, nominating or compensation committee. To the Company's knowledge, there were no delinquent 16(a) filers ftransactions in the Company's securities during fiscal year ended September 30, 2000.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Executive Compensation

The following table sets forth all compensation received for services rendered to the Company by certain executive officers during each of the past three fiscal years ended September 30, 1999. No other executive officer received compensation in excess of $100,000 during any of the last two fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Other Annual Compensation	Awards Options #
Ron Levy, President, Chief Executive Officer	1999	$107,977	$25,662 (1)	-0-(2)
	1998	$106,883	$24,797 (1)	-0-(2)
	1997	$95,149	$25,883 (1)	-0-(2)

_______________________

(1) Total value of non-cash compensation.

(2) Mr. Levy receives his salary from RadioTel Ltd. He also received options to purchase 48,000 shares of common stock of RadioTel Ltd., a subsidiary of the Company, exercisable for a nominal amount. The option vests to the extent of one-half at the end of two years from the date of commencement of employment and the remainder at the rate of two percent per month commencing on the 25th month from the date of employment.

OPTION GRANTS IN 1999
Name (a)	Options Granted (b)	Percent of Total Options Granted To Employees in Fiscal Year 1998(c)	Exercise Price (d)	Expiration Date (e)
Ron Levy	0 (1)	- 0 -	- 0 -

____________________________

(1) See Note (2) to the Summary Compensation Table

AGGREGATED OPTION EXERCISES IN 1999 AND FOR YEAR-END VALUES
Name	Shares Acquired On Exercise (#) (b)	Value Realized ($) (c)	Number of Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable (d)	Value of Unexercised in-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable (e)
Ron Levy	-0-	-0-	100,000/-0-(1)	-0-/-0-

(1) Does not include the option described in note (2) to the Summary Compensation Table.

Stock Option Plan

In November 1990, the Company's Board of Directors adopted, and its Shareholders approved, the 1990 Stock Option Plan (the "Plan"), which was amended by the Shareholders at the 1996 annual meeting and provides for the grant of incentive and/or non-qualified stock options to purchase up to 800,000 shares of Common Stock to any officer, director, consultant or employee when the Board, in its sole discretion, determines that a grant of options to such person would be in the best interests of the Company. Incentive stock options granted under the Plan shall be pursuant to a written agreement for a term not exceeding ten (10) years (five (5) years for Shareholders owning more than ten percent (10%) of the Common Stock of the Company). The exercise price of the options shall be established by the Board at the time of grant of the option but cannot be less than one hundred percent (100%) of the fair market value at the time of grant of the option. If the recipient owns more than ten percent (10%) of the Common Stock of the Company, the exercise price must be at least one hundred and ten percent (110%) of the fair market value of the underlying Common Stock at the time of grant. The aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Other terms and conditions of options granted under the Plan, which expires November 2000, are determined by the Board of Directors. The number of shares subject to outstanding options will be appropriately adjusted upon the happening of any stock split, stock dividend, recapitalization, combination, subdivision, issuance of rights or other similar corporate change. Persons who are residents of the State of Israel for the purpose of the Israeli Currency Control Regulations, who own more than 5% of the total outstanding shares of the Company would be required to get the consent of the Bank of Israel to accept offers of stock options from the Company. To date the Company has granted options to purchase 748,500 shares of Common Stock, $.01 par value. Only 2000 of the options previously granted under the Plan has been exercised.

Mr. Tuvia Barak, a principal in Crossways Consulting Group, Inc. and Mr. Ron Levy, President of the Company, each received an option, exercisable for nominal value, to purchase up to 6% of the equity of RadioTel Ltd., a subsidiary of the Company, the options vest to the extent of one half at the end of two years and the remainder at the rate of 2% per month commencing on the 25th month from date of commencement of employment. The options will only vest if such persons are still an employee or a consultant to RadioTel.

PROPOSAL 2

APPROVAL OF 2000 STOCK OPTION PLAN

Our board of directors proposes that you approve the adoption of the 2000 Stock Option Plan. The following is a fair and complete summary of the plan as proposed. This summary is qualified in its entirety by reference to the full text of the plan, which appears as Exhibit A to this document.

General

Purpose: The purpose of the plan as proposed is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success and by enabling us to attract, retain and reward the best-available people.

Shares Available under the Plan: The number of shares of common stock that we may issue with respect to options available for grant under the proposed plan will not exceed an aggregate of 900,000 shares. This limit will be adjusted to reflect any stock dividends, split- ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any option, or portion of an option, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any option (whether or not such surrendered shares were acquired pursuant to any option), the shares subject to such option and the surrendered shares will thereafter be available for further options under the plan. The closing bid price of a share of common stock on the OTC Bulletin Board on October 2, 2000, was ________.

Administration: The proposed plan will be administered by a committee or committees as the board may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including, but not limited to, the authority to: (i) determine who is eligible for options, and the time or times at which such options will be granted; (ii) determine the types of options to be granted; (iii) determine the number of shares covered by or used for reference purposes for each option; (iv) impose such terms, limitations, restrictions and conditions upon any such option as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding options, or accept the surrender of outstanding options and substitute new options (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding option may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an option may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respectto such option, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an option following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and cond, if any, for earning options and determining whether options will be paid after the end of a performance period. In the event of changes in our common stock by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator may make adjustments to the number and kind of shares reserved for issuance or with respect to which options may be granted under the plan and to the number, kind and price of shares covered by outstanding options, and may without the consent of holders of options, make any other adjustments in outstanding options, including but not limited to reducing the number of shares subject to options or providing or mandating alternative settlement methods such as settlement of the options in cash or in shares of common stock or any other of our securities or of any other entity, or in any other matters which relate to options as the administrator may determine to be necessary or appropriate. Without the consent of holders of options, the administrator, in its sole discretion, may make any modifications to any options, including but not limited to cancellation, forfeiture, surrender or other termination of the options, in whole or in part regardless of the vested status of the option, to facilitate any business combination the board of directors authorizes to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles. Without the consent of holders of options, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, options in recognition of unusual or nonrecurring events affecting us, or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

Participation: Participation in the plan will be open to all of our employees, officers, directors, and other individuals providing bona fide services to us or any of our affiliates, as the administrator may select from time to time. As of October, 2000, the two non-employee directors, and approximately ___ full time and ____ part-time employees would be eligible to participate in the plan.

Type of Awards

The plan as proposed would allow for the grant of incentive and non-qualified stock options. The administrator may grant these options separately or in tandem with other options. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the options. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising options and satisfying any withholding tax obligations arising from options.

Stock Options: The proposed plan allows the administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees or employees of our subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves.

Awards Under the Plan

Because participation and the types of options available for grant under the plan as proposed are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the plan is approved are not currently determinable. To date, no options have been granted under the proposed plan.

Amendment and Termination

Our board of directors may terminate, amend or modify the plan or any portion thereof at any time.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options: Incentive stock options under the plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale. If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of the exercise of the option over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long- term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS

A VOTE "FOR" ADOPTION OF THE 2000 STOCK OPTION PLAN.

PROPOSAL 3

APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Kost Forer & Gabbay, a member of Ernst & Young International, independent public accountants, to audit the accounts of the Company for the fiscal year ended September 30, 2000. Kost Forer & Gabbay has advised the Company that neither the firm nor any of its members or associates has any direct finaninterest in the Company other than as auditors. Although the selection and appointment of independent auditors is not required to be submitted to a vote of Shareholders, the Directors deem it desirable to obtain the shareholders' ratification and approval of this appointment.

Representatives of Kost Forer & Gabbay are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of the proposal requires the affirmative vote of a majority of the Shares voted with respect thereto. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors of the Company for the next fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

GENERAL

The management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretion or authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will, of course, be assembling and mailing the proxy statement and other material which may be sent to the shareholders in connection with this solicitation. In addition to this solicitation of proxies by mail, officers and regular employees may solicit the return of proxies. Costs for soliciting proxies will be borne by the Company. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

The Company will provide without charge to each person being solicited by this Proxy Statement, on written request of any such person, a copy of the Audited Financial Statements for the year ended September 30, 1999 (as filed with the Securities and Exchange Commission). All such requests should be directed to Micel Corp., 445 Central Avenue, Cedarhurst, New York 11516, telephone number (516) 569-0606.

All proposals of shareholders intended to be included in the proxy statement to be presented in the 2001 Annual Meeting materials must be received by the Company's offices at 445 Central Avenue, Cedarhurst, New York 11516, no later than June 30, 2001.

Dated: October , 2000

By Order of the Board of Directors

David Selengut, Secretary

PROXY

This Proxy is Solicited

on Behalf of the Board of Directors

MICEL CORP.

445 CENTRAL AVENUE

CEDARHURST, NEW YORK 11516

The undersigned hereby appoints David Selengut and Douglas S. Ellenoff as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Shares of the Common Stock of Micel Corp. held of record by the undersigned on October 16, 2000 at the Annual Meeting of Shareholders to be held on November 28, 2000 or any adjournment thereof.

1. Election of Directors FOR all nominees listed below

(except as marked to the contrary below)

WITHHOLD AUTHORITY

to vote for all nominees below

(INSTRUCTION: To withhold authority to vote

for any individual nominee strike a line

through the nominee's name in the list below)

Barry Braunstein, Heather Sebastian, Ron Levy

2. To approve the 2000 Stock Option Plan, approved by the Board of Directors

FOR AGAINST ABSTAIN__

3. To ratify the appointment of Kost Forer & Gabbay as the independent auditors for the Company for the fiscal year ended September 30, 2000.

FOR AGAINST ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1, 2 and 3.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

Dated: , 2000

Signature

Signature if held jointly

When signing as attorney, executor administrator, trustee or guardian, please give full title as such. If a Company, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

EXHIBIT A

2000 STOCK OPTION PLAN

OF

MICEL CORP.

  PURPOSES OF THE PLAN.

  This stock option plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees), non-employee directors, independent contractors and consultants of Micel Corp. a New York corporation (the "Company"), and its present and future subsidiary corporations, as defined in Paragraph 19 ("Subsidiaries"), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of (i) "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to key employees of the Company (including directors and officers who are key employees) and (ii) "non statutory options" ("Nonqualified Options") to key employees of the Company (including directors and officers who are key employees), non-employee directors, independent contractors and consultants of the Company. The Company makes no warranty as to the qualification of any option as an "incentive stock option" under the Code.

  STOCK SUBJECT TO THE PLAN.

  Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 900,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan.

  ADMINISTRATION OF THE PLAN.

  The Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

  Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees, non-employee directors, independent contractors and consultants who shall receive options; the times when they shall receive options; whether an option shall be an ISO or a Nonqualified Option (provided, however, that non-employee directors, independent contractors and consultants may only receive Nonqualified Options); the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercis; whether an option shall be exercisable in whole, in part or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares of Common Stock may be issued on exercise of an option as partly paid, and, if so, the dates when future installmentof the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price including on a Acashless@ basis; the amount, if any, necessary to satisfy the Company's obligation to withhold taxes; whether a Nonqualified Option is transferable and, if so, the terms of such transfer; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; whether to subject the exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including, without limitation, contingencies relating to entering into a covenant not to compete with the Company and its Parent and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company, its Parent or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided such option as modified would be permitted to be granted on such date under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

  ELIGIBILITY.

  The Committee may, consistent with the purposes of the Plan, grant options from time to time, to key employees, non-employee directors, independent contractors and consultants (including directors and officers who are key employees) of the Company or any of its Subsidiaries. Options granted shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible person may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such amount shall be treated as a Nonqualified Option.

  EXERCISE PRICE.

  The exercise price of the shares of Common Stock under each option shall be determined by the Committee; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant; and further provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

  The fair market value of the Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, including the National Market System of NASDAQ, the last trade on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Small Capitalization market of NASDAQ, and (i) if actual sales price information is available with respect to the Common Stock, the average between the high and low sales prices of the Common Stock on such day on NASDAQ, or (ii) if such information is not available, the average between the highest bid and the lowest asked prices for the Common Stock on such day on NASDAQ, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the average between the highest bid and lowest asked prices for the Common Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options. The determination of the Committee shall be conclusive in determining the fair market value of the Common Stock.

  TERM.

  The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

  EXERCISE.

  An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office Attn.: Secretary, stating which ISO or Nonqualified Option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check, (b) if the Contract (at the time of grant) so permits, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) if the Contract (at the time of grant) so permits by a Acashless@ exercise calculated at the difference between the exercise price of the option and fair market value of the shares issuable upon exercise of the option or with any combination of cash, certified check, shares of Common Stock or options.

  A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a shareholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any option holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

  In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

  TERMINATION OF EMPLOYMENT.

  Any holder of an option whose employment with the Company (and its Parent and Subsidiaries) has terminated for any reason other than his death or Disability (as defined in Paragraph 19) may exercise such option, to the extent exercisable on the of such termination, at any time within 90 days after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment shall be terminated either (a) for cause, or (b) without the consent of the Company, said option shall terminate immediately. Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be a full-time employee or a consultant of the Company, its Por any of its Subsidiaries (regardless of having been transferred from one corporation to another).

  For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

  Nothing in the Plan or in any option granted under the Plan shall confer on any individual any right to continue in the employ of the Company, its Parent or any of its Subsidiaries, or interfere in any way with the right of the Company, its Parent or any of its Subsidiaries to terminate the employee's employment at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

  DEATH OR DISABILITY OF AN OPTIONEE.

  If an optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within 90 days after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, the option may be exercised, to the extent exercisable on the date of his death, by his executor, administrator or other person at the time entitled by law to his rights under such option, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

  Any optionee whose employment has terminated by reason of Disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

  COMPLIANCE WITH SECURITIES LAWS.

  The Committee may require, in its discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act.

  The Committee may require the optionee to execute and deliver to the Company his representation and warranty, in form and substance satisfactory to the Committee, that the shares of Common Stock to be issued upon the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In addition, the Committee may require the optionee to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

  In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

  STOCK OPTION CONTRACTS.

  Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee.

  ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

  Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

  In the event of (a) the liquidation or dissolution of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation, or (c) any other capital reorganization in which more than 50% of the shares of Common Stock of the Company entitled to vote are exchanged, the committee or the Board may provide that any outstanding options shall vest in their entirety and become exercisable within the period of thirty (30) days commencing upon the date of the action of the shareholders (or the Committee if shareholders' action is not required) is taken to approve the transaction and upon the expiration of that period all options and all rights thereto shall automatically terminate, unless other provision is made therefor in the transaction.

  AMENDMENTS AND TERMINATION OF THE PLAN.

  The Plan was adopted by the Board of Directors on October__, 2000. No option may be granted under the Plan after October__, 2010. The Committee, without further approval of the Company's shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with applicable requirements of the Securities Act and the Exchange Act, and to conform to any change in applicable law or to regulations or rulings of administrative agencies; provided, however, that no amendment shall be effective without the requisite prior or subsequent shareholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected there, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

  NON-TRANSFERABILITY OF OPTIONS.

  No ISO granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Aof 1974, as amended, or the rules thereunder, and options may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives or pursuant to a QDRO. A Nonqualified Option shall be transferable to the extent determined by the Committee and set forth in the Contract but only to employees or consultants to the Company. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

  WITHHOLDING TAXES.

  The Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determines is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

  LEGENDS; PAYMENT OF EXPENSES.

  The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

  USE OF PROCEEDS.

  The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Committee may determine.

  SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS

  Anything in this Plan to the contrary notwithstanding, the Committee may, without further approval by the shareholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

  DEFINITIONS.

    Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

    Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

    Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

    Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

20. GOVERNING LAW.

The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of New York.

21. PARTIAL INVALIDITY.

The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

22. SHAREHOLDER APPROVAL.

The Plan shall be subject to approval by the holders of a majority of the Company's stock outstanding and entitled to vote thereon at the next meeting of its shareholders. No options granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the shareholders of the Company on or before November 30, 2001, the Plan and any options granted hereunder shall terminate.